AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 1999

                                                      REGISTRATION NO. 333-81901



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                  ------------
                         THE BEAR STEARNS COMPANIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                     13-3286161
 (State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                         THE BEAR STEARNS COMPANIES INC.
                            CAPITAL ACCUMULATION PLAN
                          FOR SENIOR MANAGING DIRECTORS
                            (Full Title of the Plan)


                             SAMUEL L. MOLINARO, JR.
                             CHIEF FINANCIAL OFFICER
                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                   COPIES TO:
                              DENNIS J. BLOCK, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000
                               ------------------



                                                   CALCULATION OF REGISTRATION FEE

   TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE     PROPOSED MAXIMUM OFFERING       PROPOSED MAXIMUM           AMOUNT OF
           TO BE REGISTERED              REGISTERED(1)         PRICE PER UNIT(2)     AGGREGATE OFFERING PRICE(2) REGISTRATION FEE(2)
   ---------------------------------     -------------     ------------------------- --------------------------  ------------------
Common Stock, par value $1.00 per share  284,343 shares             $42.50                   $12,084,577.50            $3,459

(1)   Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.
(2)   Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate  offering price and the registration fee are based upon the  average of the high and low prices per share of the  Registrant's  Common  Stock  reported on the New York
      Stock Exchange Composite Tape on September 2, 1999.

                                                          Explanatory Note

This post-effective amendment to Registration Statement No. 333-81901 relating to 2,985,198 shares of common stock is being filed for purposes of registering additional shares for resale by the Selling Shareholders. The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, and pursuant to General Instruction C of Form S-8 may be used for reoffers or resales of the shares that have been acquired by the Selling Stockholders.

REOFFER PROSPECTUS

                         THE BEAR STEARNS COMPANIES INC.


                        3,269,541 SHARES OF COMMON STOCK


       Certain of our employees, all of whom are named in this Prospectus, are selling for their own accounts up to 3,269,541 shares of its Common Stock that they acquired pursuant to the Company's Capital Accumulation Plan for Senior Managing Directors. The Company will not receive any of the proceeds from such sales.

       The Selling Stockholders propose to sell the shares from time to time in transactions occurring either on or off the New York Stock Exchange at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

       The Selling Stockholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event any profit on the sale of shares by those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

       Bear, Stearns & Co. Inc. and/or Bear, Stearns Securities Corp., subsidiaries of The Bear Stearns Companies Inc., may act as a broker on behalf of one or more of the Selling Stockholders.

       The Common Stock is traded on the New York Stock Exchange under the symbol "BSC". On September 9, 1999, the closing price of the Common Stock on the Exchange was $42.9375 per share.



       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.









                               September 10, 1999

       YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.
                                ----------------

                                TABLE OF CONTENTS
                                                                            PAGE

Where You Can Find More Information............................................2
Certain Definitions............................................................3
The Bear Stearns Companies Inc.................................................4
Selling Stockholders...........................................................6
Plan Of Distribution..........................................................11
Experts.......................................................................11




                       WHERE YOU CAN FIND MORE INFORMATION

       We file annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any document the Company files at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549, at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

       The Company has filed with the SEC a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This Prospectus, which constitutes a part of that Registration Statement, does not contain all the information contained in that Registration Statement and its exhibits. For further information with respect to the Company and the Common Stock, you should consult the Registration Statement and its exhibits. Statements contained in this Prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

       The SEC allows the Company to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information.

       The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

       (i)   the  Annual  Report on Form 10-K  (including  the  portions  of the
             Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1998;

       (ii) the Quarterly Reports on Form 10-Q for the quarters ended September 25, 1998, December 31, 1998, and March 26, 1999, and the Quarterly Report on Form 10-Q/A for the quarter ended December 31, 1998;

       (iii) the Current Reports on Form 8-K dated July 21, 1998, August 26, 1998, October 14, 1998, October 30, 1998, December 9, 1998,
             December 16, 1998, December 21, 1998, January 19, 1999, January 20, 1999, February 23, 1999, April 12, 1999, April 14, 1999, June 28,
             1999,  July 21, 1999,  July 22, 1999,  August 5, 1999 and August 9,
             1999; and

       (iv)  the  description  of the Common Stock,  which is  registered  under
             Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985.

       The Company will provide to you without charge, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). You may request copies by writing or telephoning the Company at the Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number (212) 272-2000.


                               CERTAIN DEFINITIONS

       Unless otherwise stated in this Prospectus:

       o the "Company," "we" and "us" refer to The Bear Stearns Companies Inc. and its subsidiaries;

       o   "Bear Stearns" refers to Bear, Stearns & Co. Inc.;

       o   "BSSC" refers to Bear, Stearns Securities Corp.;

       o   "BSIL" refers to Bear, Stearns International Limited; and

       Bear Stearns, BSSC and BSIL are subsidiaries of The Bear Stearns Companies Inc.

       o "Common Stock" refers to the Common Stock, par value $1.00 per share, of The Bear Stearns Companies Inc.

       o   "NASD" refers to the National Association of Securities Dealers, Inc.

       o   "NYSE" refers to the New York Stock Exchange.

                         THE BEAR STEARNS COMPANIES INC.

       The Bear Stearns Companies Inc. is a holding company that, through its principal subsidiaries, Bear Stearns, BSSC and BSIL, is a leading United States investment banking, securities trading and brokerage firm serving corporations, governments and institutional and individual investors worldwide. Our business includes:

      o    market-making  and trading in corporate,  United  States  government,
           government-agency,   mortgage-related,   asset-backed  and  municipal
           securities;

      o    trading in corporate  equity and debt securities,  options,  futures,
           foreign   currencies,   interest-rate   swaps  and  other  derivative
           products;

      o    securities and commodities arbitrage;

      o    securities, options and commodities brokerage;

      o    underwriting and distributing securities;

      o    providing securities clearance services;

      o    financing customer activities;

      o    securities lending;

      o    arranging for the private placement of securities;

      o    assisting  clients  in  mergers,  acquisitions,   restructurings  and
           leveraged transactions;

      o    providing other financial advisory services;

      o    making principal investments in leveraged acquisitions;

      o    acting as specialist on the floor of the NYSE and the AMEX;

      o    providing  fiduciary  and  other  services,   including  real  estate
           brokerage,   investment  management  and  investment  advisory;   and

      o    conducting financial market and securities research.

       Our business is conducted:

      o    from its principal offices in New York City;

      o from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco;

      o    from representative offices in Beijing, Hong Kong and Shanghai;

      o    from a branch office in Lugano;

      o through international subsidiaries in Buenos Aires, Dublin, Hong Kong, London, Sao Paulo, Singapore and Tokyo; and

      o through joint ventures with other firms in Belgium, Madrid and the Philippines.

       Our foreign offices provide services and engage in investment activities involving foreign clients and international transactions. We provide trust-company services through our subsidiary, Custodial Trust Company, located in Princeton, New Jersey.

       Bear Stearns and BSSC are broker-dealers registered with the SEC. They also are members of the NYSE, all other principal United States securities and commodities exchanges, the NASD and the National Futures Association. Bear
Stearns is a "primary dealer" in United States government securities, as designated by the Federal Reserve Bank of New York. BSIL is a securities broker dealer based in London. BSIL is regulated by the Securities and Futures Authority in the United Kingdom and is a member of the London International Financial Futures Exchange, the London Securities & Derivatives Exchange, the International Petroleum Exchange and the London Commodity Exchange.

       We are incorporated in the State of Delaware. Our principal executive office is located at 245 Park Avenue, New York, New York 10167, U.S.A., and our telephone number is (212) 272-2000. Our Internet address is http://www.bearstearns.com.

                              SELLING STOCKHOLDERS

       This Prospectus relates to shares of Common Stock that have been acquired by the Selling Stockholders named below pursuant to our Capital Accumulation Plan for Senior Managing Directors.

       Each of the Selling Stockholders is an employee of ours or one of our subsidiaries and is a Senior Managing Director of Bear Stearns. The following table sets forth:

       o the name and principal position or positions over the past three years with the Company of each Selling Stockholder (other than such Selling Stockholder's current position as a Senior Managing Director of Bear Stearns);

       o the number of shares of Common Stock each Selling Stockholder beneficially owned as of August 23, 1999;

       o the number of shares of Common Stock acquired by each Selling Stockholder pursuant to the Plan and being registered under this Registration Statement, some or all of which shares may be sold pursuant to this Prospectus; and

       o the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such Selling Stockholder pursuant to the Plan and registered under this Registration Statement.

There is no assurance that any of the Selling Stockholders will sell any or all of the shares offered by them under this Registration Statement. The address of each Selling Stockholder is c/o The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167.

       This table reflects all Selling Stockholders who are eligible to resell and the number of shares available to be resold by such Selling Stockholders.

                                                                                                     SHARES BENEFICIALLY OWNED AFTER
                                                                                  SHARES                      THIS OFFERING
       SELLING STOCKHOLDERS AND PRINCIPAL          SHARES BENEFICIALLY          COVERED BY           -------------------------------
           POSITIONS WITH THE COMPANY                OWNED (1)(2)(3)          THIS PROSPECTUS             NUMBER             PERCENT
       ----------------------------------          -------------------        ---------------             ------             -------
Michael J. Abatemarco                                     42,074                    11,684                    30,390          *
Stephen M. Ackerman                                       16,008                    10,729                     5,279          *
Edward Almeida                                            30,669                    10,557                    20,112          *
Perrin Arturi                                             24,123                    23,290                       833          *
Jeffrey C. Bernstein                                      25,627                     7,032                    18,595          *
Steve Binder                                               6,142                     2,092                     4,050          *
Damion Carufe                                             29,109                    15,093                    14,016          *
James E. Cayne (4)                                     4,412,399                   630,389                 3,782,010          2.41%
    President                                               --                        --
    Chief Executive Officer                                 --                        --
Vincent M. Cazzetta                                        2,678                       687                     1,991          *
Daniel A. Celentano                                       12,207                     9,869                     2,338          *
Pasquale CeStaro, III                                     10,659                     1,479                     9,180          *
Peter Cherasia (a)                                       111,540                    50,687                    60,853          *
Barry J. Cohen                                           194,245                    42,230                   152,015          *
David S. Connelly                                         77,276                    75,958                     1,318          *
Steven M. Dantus (5)                                      75,963                    15,109                    60,854          *
Daniel R. Delahanty (6)                                   48,694                    16,302                    32,392          *
Wendy de Monchaux                                         94,303                    53,073                    41,230          *
Richard W. Dimino                                         93,945                     3,439                    90,506          *
Kenneth L. Edlow                                         448,707                     1,014                   447,693
Yan Erlikh                                                69,067                    42,106                    26,961          *
Marc Feuer                                                 3,473                       434                     3,039          *
William Finn                                              31,764                     7,500                    24,264          *
Michael B. Frankel                                        39,874                    11,902                    27,972          *
Clifford Friedman                                         27,535                    14,286                    13,249          *
Paul M. Friedman                                          18,288                     5,485                    12,803          *
Barry Ganz                                                15,636                    12,626                     3,010          *
Bruce E. Geismar (a)(7)                                  123,454                    12,804                   110,650          *
David H. Glaser                                           28,667                     9,869                    18,798          *
Alan C. Greenberg                                        275,885                    24,885                   251,000          *
    Chairman of the Board                                   --                        --
    Chairman of the                                         --                        --
    Executive Committee                                     --                        --
Andrew E. Haas (8)                                        50,531                    19,847                    30,684          *
Richard Harriton (a)                                      58,380                    58,380                      --            0.00%
Cory Hechler                                              19,191                    18,144                     1,047          *
Daniel Hoffman                                            20,240                    11,575                     8,665          *
Michael Hyatt (9)                                         78,631                    23,450                    55,181          *
Robert B. Jackman                                        251,649                    27,723                   223,926          *
Brian C. Jerome                                           42,195                    20,366                    21,829          *
Wesley M. Jones                                           12,140                     5,841                     6,299          *
Michael Josephson                                         24,317                     7,650                    16,667          *
Daniel L. Keating (a) (10)                               247,004                    52,243                   194,761          *
Frederick N. Khedouri                                     66,608                    30,483                    36,125          *
John Y. Koren                                             42,458                    21,187                    21,271          *
Hans Rudolph Kunz                                         98,933                    49,683                    49,250          *






                                                 -7-

                                                                                                    SHARES BENEFICIALLY OWNED AFTER
                                                                                                        SHARES         THIS OFFERING
       SELLING STOCKHOLDERS AND PRINCIPAL          SHARES BENEFICIALLY          COVERED BY           -------------------------------
           POSITIONS WITH THE COMPANY                OWNED (1)(2)(3)          THIS PROSPECTUS             NUMBER             PERCENT
       ----------------------------------          -------------------        ---------------             ------             -------
Mark A. Kurland                                           96,350                    48,524                    47,826          *
Andrew Lawrence (11)                                     171,514                     3,008                   168,506          *
Mark E. Lehman (12)                                      153,314                    46,094                   107,220          *
    Executive Vice President                                --                        --
    General Counsel                                         --                        --
Calleen King-Letaconnoux                                  23,683                     1,643                    22,040          *
Frederick Leuffer                                         24,618                    13,127                    11,491          *
Marshall J Levinson                                        1,363                       503                       860          *
    Controller                                              --                        --
    Assistant Secretary                                     --                        --
David A. Liebowitz                                        32,467                    15,645                    16,822          *
Roland N. Livney                                         110,897                    49,744                    61,153          *
Michael A. Lorig                                         102,384                    21,309                    81,075          *
Anthony Magro                                             18,752                     8,558                    10,194          *
Thomas Marano                                             40,644                    18,743                    21,901          *
David Marren                                              18,044                     8,558                     9,486          *
George J. Mason                                           24,014                     8,200                    15,814          *
Jeffrey Mehl                                              89,504                    16,861                    72,643          *
Michael Minikes (a) (13)                                 619,570                   170,721                   448,849          *
    Treasurer                                               --                        --
Samuel Molinaro                                           16,050                     8,645                     7,405          *
    Senior Vice President-                                  --                        --
    Finance                                                 --                        --
    Chief Financial Officer                                 --                        --
Dominick Mondi                                            11,763                     5,668                     6,095          *
Donald R. Mullen (a)                                      44,944                    44,461                       483          *
Steven B. Nakovich                                        60,374                     4,049                    56,325          *
Barry Nix                                                128,183                    61,359                    66,824          *
Fares Noujaim                                            120,933                    63,949                    56,984          *
Craig M. Overlander                                      112,646                    50,105                    62,541          *
Aldo Parcesepe                                           227,338                    56,710                   170,628          *
Terese D. Payne                                          152,775                    35,504                   117,271          *
    (Leave of Absence)                                      --                        --
Edward Raice                                             185,861                    95,418                    90,443          *
E. John Rosenwald, Jr. (a)                               259,563                     4,959                   254,604          *
Michael Saperstein                                       682,243                     1,140                   681,103          *
Michael D. Sargent                                        78,888                     1,164                    77,724          *
George Sarner                                            254,672                     7,028                   247,644          *
Kenneth Savio                                             23,541                    11,384                    12,157          *
Steven Scari                                              40,909                    20,485                    20,424          *
Joel S. Schlesinger                                       11,512                     8,145                     3,367          *
David Schoenthal                                           2,020                     2,003                        17          *
Clark Schubach                                            57,865                    16,370                    41,495          *
Alan D. Schwartz (a)                                   1,222,903                   308,708                   914,195          *
Douglas Sharon                                             4,991                     3,534                     1,457          *
Anthony P. Skvarla                                        46,790                    12,175                    34,615          *
David Solomon (a)                                        148,058                   101,013                    47,045          *
Warren Spector (a) (14)                                  584,723                   238,104                   346,619          *
Robert Steinberg (a)(15)                               1,258,543                     7,747                 1,250,796          *
Donald Tang                                              153,658                    70,845                    82,813          *
Michael L. Tarnopol (a)                                  443,280                    44,053                   399,227          *

                                   -8-

                                                                                                     SHARES BENEFICIALLY OWNED AFTER
                                                                                  SHARES                      THIS OFFERING
       SELLING STOCKHOLDERS AND PRINCIPAL          SHARES BENEFICIALLY          COVERED BY           -------------------------------
           POSITIONS WITH THE COMPANY                OWNED (1)(2)(3)          THIS PROSPECTUS             NUMBER             PERCENT
       ----------------------------------          -------------------        ---------------             ------             -------
       Vice Chairman                                        --                        --
   John Tywman                                             110,858              50,863                     59,995             *
   Eli Wachtel (16)                                         49,767              24,656                     25,111             *
   George J. Zahringer                                      10,513               1,508                      9,005             *
   Uzi Zucker (a)                                          326,722               7,369                    319,353             *



                                                    --------------

*Less than one (1%) percent.


(a)      Former member of the Board of Directors of the Company

(1) Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

(2) Includes shares of Common Stock owned by the Selling Stockholders through The Bear Stearns Companies Inc. Employee Stock Ownership Plan (the "ESOP"). Shares owned by the ESOP that are allocated to employees' accounts are voted on a "pass through" basis by the employees to whose accounts such shares are allocated. Shares not allocated to accounts and allocated shares for which voting directions have not been received are voted by the trustee of the ESOP in proportion to the manner in which allocated shares are directed to be voted by participants in the ESOP.

(3) Does not include an aggregate of 20,873,587 shares underlying units credited under the Plan to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days.

(4) Does not include 43,495 shares of Common Stock owned by Mr. Cayne's wife, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 230,623 shares of Common Stock held by trusts established for Mr. Cayne's children, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 7,665 shares of Common Stock owned by a child of Mr. Cayne, as to which shares Mr. Cayne disclaims beneficial ownership.

(5) Includes 21 shares of Common Stock held by Mr. Dantus as custodian for his child.

(6) Includes 525 shares of Common Stock held by Mr. Delahanty as custodian for his child.

(7) Does not include 2,194 shares of Common Stock owned by Mr. Geismar's son, as to which shares Mr. Geismar disclaims beneficial ownership.

(8) Includes 513 shares of Common Stock held by Mr. Haas as custodian for his children.

(9) Includes 662 shares of Common Stock held by Mr. Hyatt as custodian for his children.

(10) Includes 2,060 shares of Common Stock held by Mr. Keating as custodian for his children.

(11)     Mr.  Lawrence  also has a short  position  of  55,203  shares of Common
         Stock.

(12) Does not include 30,252 shares of Common Stock held in a trust established for Mr. Lehman's wife, as to which shares Mr. Lehman disclaims beneficial ownership.

                                      -9-



(13) Does not include 1,696 shares of Common Stock owned by Mr. Minikes' wife, as to which shares Mr. Minikes disclaims beneficial ownership.

(14) Does not include 606 shares of Common Stock owned by Mr. Spector's wife, as to which shares Mr. Spector disclaims beneficial ownership.

(15)     Mr.  Steinberg  also has a short  position of 100,000  shares of Common
         Stock.

(16)     Mr. Wachtel also has a short position of 22,785 shares of Common Stock.

                              PLAN OF DISTRIBUTION

       Shares  covered  by  this   Prospectus   will  be  sold  by  the  Selling
Stockholders as principals for their own account. We will not receive any proceeds from sales of any shares by Selling Stockholders.

       The Selling Stockholders may sell shares pursuant to this Prospectus from time to time: (a) in transactions (including one or more block transactions) on the NYSE; (b) in the public market off the NYSE; (c) in privately negotiated transactions, or (d) in a combination of such transactions. Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by us, but all brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by that Selling Stockholder.

       The Selling Stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a Selling Stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this Prospectus to any person who purchases any of the shares from or through such broker or dealer.

       Bear Stearns and/or BSSC may act as a broker on behalf of one or more of the Selling Stockholders in connection with sales under this Prospectus and may receive customary commissions in connection therewith. Bear Stearns and BSSC are member firms of the NASD and their activities in connection with the offering will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

       In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers.


                                     EXPERTS

       The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from our 1998 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.              INCORPORATION OF DOCUMENTS BY REFERENCE.

                     The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference: (i) the Annual Report on Form 10-K (including the portions of our Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1998; (ii) the Quarterly Reports on Form 10-Q for the quarters ended September 25, 1998, December 31, 1998 and March 26, 1999, and the Quarterly Report on Form 10-Q/A for the quarter ended December 31, 1998;
       (iii) the Current Reports on Form 8-K dated July 21, 1998, August 26, 1998, October 14, 1998, October 30, 1998, December 9, 1998, December 16,
       1998, December 21, 1998, January 19, 1999, January 20, 1999, February 23,
       1999,  April 12, 1999, April 14, 1999, June 28, 1999, July 21, 1999, July
       22, 1999, August 5, 1999 and August 9, 1999; and (iv) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in our Registration Statement on Form 10, dated September 19, 1985. All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.              DESCRIPTION OF SECURITIES.

       Not Applicable.

ITEM 5.              INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not Applicable.

ITEM 6.              INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

       Article VIII of our Restated Certificate of Incorporation provides for indemnification of our directors and officers against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. Our Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998.

       We, as registrant, have in effect reimbursement insurance for our directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, ourselves and our directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

       For the undertaking with respect to indemnification, see Item 9.

ITEM 7.              EXEMPTION FROM REGISTRATION CLAIMED.

       With respect to the restricted securities reoffered or resold pursuant to this Registration Statement, we claimed an exemption from registration under the Securities Act pursuant to Section 4(2) thereof. Such restricted securities were issued to the Selling Stockholders in connection with their deferral of income under our Capital Accumulation Plan for Senior Managing Directors.

ITEM 8.              EXHIBITS.

Exhibit No.   Description
-----------   -----------

4(a)(1)*      --    Restated  Certificate  of  Incorporation  of the  Registrant
                    (incorporated   by  reference  to  Exhibit  4(a)(1)  to  the
                    Registration Statement on Form S-3 (File No. 333-57083)).

4(a)(2)*      --    Certificate   of   Stock   Designation   relating   to   the
                    Registrant's  Adjustable  Rate Cumulative  Preferred  Stock,
                    Series A (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No. 33-49979)).

4(a)(3)*      --    Certificate   of   Stock   Designation   relating   to   the
                    Registrant's    Cumulative   Preferred   Stock,   Series   E
                    (incorporated   by   reference   to   Exhibit   1.4  to  the
                    Registration  Statement  on Form 8-A  filed on  January  14,
                    1998).

4(a)(4)*      --    Certificate   of   Stock   Designation   relating   to   the
                    Registrant's    Cumulative   Preferred   Stock,   Series   F
                    (incorporated   by   reference   to   Exhibit   1.4  to  the
                    Registration Statement on Form 8-A filed on April 20, 1998).

4(a)(5)*      --    Certificate   of   Stock   Designation   relating   to   the
                    Registrant's    Cumulative   Preferred   Stock,   Series   G
                    (incorporated   by   reference   to   Exhibit   1.4  to  the
                    Registration Statement on Form 8-A filed on June 18, 1998).

4(b)          --    Amended and Restated By-laws of the Registrant.

23(a)         --    Consent of Deloitte & Touche LLP.

24            --    Power of attorney  (included in the  signature  pages to the
                    Registration Statement).

       An opinion of counsel (Exhibit 5) is not being filed since the securities being registered are not original issuance securities.

       ------------
       * Previously Filed

ITEM 9.              UNDERTAKINGS.

       The undersigned registrant hereby undertakes:

       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided,  however,  that the  undertakings  set forth in paragraphs  (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 10, 1999.



                                                 THE BEAR STEARNS COMPANIES INC.



                                                  By:/s/ Samuel L. Molinaro, Jr.
                                                  ------------------------------
                                                   SAMUEL L. MOLINARO, JR.
                                                   Senior Vice President-Finance
                                                   and Chief Financial Officer


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 10, 1999.

        SIGNATURE                               TITLE
        ---------                               -----

                         THE BEAR STEARNS COMPANIES INC.


             *
----------------------------      Chairman of the Board and Director
     ALAN C. GREENBERG


             *
----------------------------      President, Chief Executive Officer and
      JAMES E. CAYNE                    Director
                                        (Principal Executive Officer)


             *
----------------------------      Director
     CARL D. GLICKMAN


             *
----------------------------      Director
   DONALD J. HARRINGTON


             *
----------------------------      Director
      WILLIAM L. MACK


             *
----------------------------      Director
     FRANK T. NICKELL


             *
----------------------------      Director
    FREDERIC V. SALERNO

        SIGNATURE                               TITLE
        ---------                               -----


             *
----------------------------      Director
       VINCENT TESE


             *
----------------------------      Director
        FRED WILPON


/s/ Samuel L. Molinaro, Jr.       Senior Vice President-Finance and Chief
----------------------------            Financial Officer
  SAMUEL L. MOLINARO, JR.               (Principal Financial Officer)


             *
----------------------------      Controller and Assistant Secretary
    MARSHALL J LEVINSON                 (Principal Accounting Officer)


*By:  /s/ Samuel L. Molinaro, Jr.
---------------------------------
 SAMUEL L. MOLINARO, JR.
    (Attorney-in-fact)

                                  EXHIBIT INDEX


EXHIBIT
NUMBER           DESCRIPTION
-------          -----------

4(a)(1)*   --  Restated   Certificate   of   Incorporation   of  the  Registrant
               (incorporated by reference to Exhibit 4(a)(1) to the Registration
               Statement on Form S-3 (File No. 333-57083)).

4(a)(2)*   --  Certificate  of Stock  Designation  relating to the  Registrant's
               Adjustable   Rate   Cumulative    Preferred   Stock,   Series   A
               (incorporated by reference to Exhibit 4(a)(6) to the Registration
               Statement on Form S-8 (File No. 33-49979)).

4(a)(3)*   --  Certificate  of Stock  Designation  relating to the  Registrant's
               Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14, 1998).

4(a)(4)*   --  Certificate  of Stock  Designation  relating to the  Registrant's
               Cumulative Preferred Stock, Series F (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20, 1998).

4(a)(5)*   --  Certificate  of Stock  Designation  relating to the  Registrant's
               Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18, 1998).

4(b)       --  Amended and Restated By-laws of the Registrant.

23(a)      --  Consent of Deloitte & Touche LLP.

24         --  Power  of  attorney  (included  in  the  signature  pages  to the
               Registration Statement).

--------------
*Previously Filed